Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
EchoStar Corporation:

We consent to the incorporation by reference in the following registration statements of EchoStar Corporation of our report dated February 24, 2016, with respect to the consolidated balance sheets of EchoStar Corporation and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2015, the financial statement schedules I and II, and the effectiveness of internal control over financial reporting as of December 31, 2015, which report appears in the December 31, 2015 annual report on Form 10-K of EchoStar Corporation.

Form	Registration Statement No.	Description
S-8	333-162339	Additional shares for 2008 Employee Purchase Plan

S-8	333-148416	2008 Stock Incentive Plan

2008 Employee Purchase Plan

2008 Nonemployee Director Stock Option Plan

2008 Class B CEO Stock Option Plans

(signed) KPMG LLP

Denver, Colorado
February 24, 2016